Exhibit 4.1

[Face of Note]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CUSIP NO. 949746QS3	FACE AMOUNT:
REGISTERED NO.

WELLS FARGO & COMPANY

Notes Linked to a Global Equity Basket

due November 13, 2012

WELLS FARGO & COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, an amount equal to the Maturity Payment Amount (as defined below), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, on the Stated Maturity Date. The “Initial Stated Maturity Date” shall be November 13, 2012. If no Market Disruption Event (as defined below) occurs or is continuing with respect to a Basket Component (as defined below) on the scheduled Valuation Date (as defined below), the Initial Stated Maturity Date will be the “Stated Maturity Date.” If a Market Disruption Event occurs or is continuing on the scheduled Valuation Date with respect to a Basket Component, the “Stated Maturity Date” shall be the later of (i) three Business Days (as defined below) after the postponed Valuation Date with respect to such Basket Component (or, if the Valuation Date is postponed with respect to more than one Basket Component, three Business Days after the latest postponed Valuation Date) and (ii) the Initial Stated Maturity Date. This Security shall not bear any interest.

Any payments on this Security at Maturity will be made against presentation of this Security at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota and at any other office or agency maintained by the Company for such purpose.

Determination of Maturity Payment Amount

“Maturity Payment Amount” shall mean, for each $1,000 Face Amount of this Security:

•	if the Final Basket Level is greater than the Initial Basket Level, $1,000 plus the lesser of (A) the Additional Amount (as defined below) and (B) the Capped Return Amount (as defined below);

•	if the Final Basket Level is equal to the Initial Basket Level or is at least 90% of the Initial Basket Level, $1,000; and

•	if the Final Basket Level is less than 90% of the Initial Basket Level, the Downside Payment Amount, if any, (as defined below).

“Additional Amount” shall mean, for each $1,000 Face Amount of this Security, an amount equal to the product of:

•	$1,000;

•	1.50; and

•	Final Basket Level – Initial Basket Level

Initial Basket Level

“S&P 500 Index” shall mean the S&P 500 Index.

“iShares Fund” shall mean the iShares MSCI EAFE Index Fund; the iShares Russell 2000 Index Fund; and the iShares MSCI Emerging Markets Index Fund, as applicable.

“iShares MSCI EAFE Index Fund” shall mean the iShares MSCI EAFE Index Fund.

“iShares Russell 2000 Index Fund” shall mean the iShares Russell 2000 Index Fund.

“iShares MSCI Emerging Markets Index Fund” shall mean the iShares MSCI Emerging Markets Index Fund.

“Adjustment Factor” means, with respect to a share of an iShares Fund, 1.0, subject to adjustment in the event of certain events affecting the shares of such iShares Fund. See “—Anti-dilution Adjustments Relating To An iShares Fund; Discontinuance Of An iShares Fund; Alternate Calculation.”

“Basket Component” shall mean each of the S&P 500 Index (40%); the iShares MSCI EAFE Index Fund (30%); iShares Russell 2000 Index Fund (20%); and the iShares MSCI Emerging Markets Index Fund (10%), with each Basket Component having the weighting noted parenthetically.

“Capped Return Amount” is $305 per $1,000 Face Amount of this Security.

“Downside Payment Amount” for each $1,000 Face Amount of this Security will be less than $1,000, reflect 111.11% of the negative return of the basket and be equal to the product of:

•	$1,000;

•	Multiplier; and

•	Final Basket Level

Initial Basket Level

“Multiplier” shall be equal to 1.1111.

The “Initial Basket Level” is 100.

The “Final Basket Level” shall be equal to the product of (i) 100 and (ii) an amount equal to 1 plus the sum of: (A) 40% of the Component Return (as defined herein) of the S&P 500 Index; (B) 30% of the Component Return of the iShares MSCI EAFE Index Fund; (C) 20% of the Component Return of the iShares Russell 2000 Index Fund; and (D) 10% of the Component Return of the iShares MSCI Emerging Markets Index Fund.

“Business Day” shall mean a day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York or Minneapolis, Minnesota.

“Calculation Agency Agreement” shall mean the Calculation Agency Agreement dated as of May 10, 2010 between the Company and the Calculation Agent, as amended from time to time.

“Calculation Agent” shall mean the Person that has entered into the Calculation Agency Agreement with the Company providing for, among other things, the determination of the Final Basket Level, the Additional Amount, if any, or the Downside Payment Amount, if applicable, and the Maturity Payment Amount, which term shall, unless the context otherwise requires, include its successors under such Calculation Agency Agreement. The initial Calculation Agent shall be Wells Fargo Securities, LLC. Pursuant to the Calculation Agency Agreement, the Company may appoint a different Calculation Agent from time to time after the initial issuance of the Securities of this series without the consent of the Holders of the Securities of this series and without notifying the Holders of the Securities of this series.

The “Closing Level” on any Trading Day (as defined herein) means (A) with respect to the S&P 500 Index, the closing level of the S&P 500 Index as reported by S&P (as defined herein) (or of any successor index (as defined herein), as reported by the index sponsor of the successor index) on such Trading Day and (B) with respect to an iShares Fund (or of any successor fund (as defined herein)), the product of (i) the Closing Price (as defined herein) of one share of such iShares Fund on such Trading Day and (ii) the Adjustment Factor applicable to such iShares Fund (or to any successor fund) on such Trading Day, as determined by the Calculation Agent as described in “—Anti-dilution Adjustments Relating To An iShares Fund; Discontinuance Of An iShares Fund; Alternate Calculation.”

The “Closing Price” with respect to a share of an iShares Fund (or one unit of any other security for which a closing price must be determined) on any Trading Day means:

•

if the share (or any such other security) is listed or admitted to trading on a national securities exchange (other than The Nasdaq Stock Market), the last reported sale price, regular way, of the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the share (or any such other security) is listed or admitted to trading;

•	if the share (or any such other security) is a security of The Nasdaq Stock Market, the Nasdaq official closing price published by The Nasdaq Stock Market, Inc. on such day; or

•

if the share (or any such other security) is neither listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service operated by the National Association of Securities Dealers, Inc., the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If the shares of an iShares Fund (or any such other security) are listed or admitted to trading on any national securities exchange or are securities of The Nasdaq Stock Market but the last reported sale price or Nasdaq official closing price, as applicable, is not available pursuant to the preceding sentence, then the Closing Price for one share (or one unit of any such other security) on any Trading Day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on The Nasdaq Stock Market or the OTC Bulletin Board on such day. If, because of a Market Disruption Event or otherwise, the last reported sale price or Closing Price, as applicable, for the share (or any such other security) is not available pursuant to either of the two preceding sentences, then the Closing Price for any Trading Day will be the mean, as determined by the Calculation Agent, of the bid prices for the share (or any such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of our affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. The term “security of The Nasdaq Stock Market” will include a security included in any successor to such system, and the term OTC Bulletin Board Service will include any successor service thereto. See “—Anti-dilution Adjustments Relating To An iShares Fund; Discontinuance Of An iShares Fund; Alternate Calculation.”

The “Component Return” of a Basket Component will be equal to:

Final Component Level – Initial Component Level

Initial Component Level

where,

•	the “Initial Component Level” is the Closing Level of such Basket Component on the Pricing Date; and

•	the “Final Component Level” will be the Closing Level of such Basket Component on the Valuation Date.

The Initial Component Levels of the Basket Components are as follows: S&P 500 Index (1186.69); iShares MSCI EAFE Index Fund (54.43); iShares Russell 2000 Index Fund (71.58); and iShares MSCI Emerging Markets Index Fund (42.05).

“Face Amount” shall mean, when used with respect to any Security or Securities of this series, the amount set forth on the face of such Security or Securities as its or their “Face Amount.”

The “Pricing Date” shall mean the date the notes were priced for initial sale to the public.

A “Trading Day” means a day on which the New York Stock Exchange, The Nasdaq Stock Market, the American Stock Exchange, the Chicago Mercantile Exchange, the Chicago Board of Options Exchange, or any successor thereto, and the over-the-counter market for securities in the United States are open for trading during regular trading sessions.

An “Underlying Index” means the MSCI EAFE Index; the Russell 2000 Index and the MSCI Emerging Markets Index, as applicable.

The “Valuation Date” will be the last Trading Day of October 2012, subject to postponement due to the occurrence of a Market Disruption Event. If a Market Disruption Event occurs or is continuing with respect to a Basket Component on the scheduled Valuation Date, the Calculation Agent will determine the Closing Level of such Basket Component by reference to the Closing Level of such Basket Component on the next Trading Day on which there is not a Market Disruption Event for such Basket Component; provided, however, if a Market Disruption Event occurs with respect to a Basket Component on each of the five Trading Days following the originally scheduled Valuation Date, then (i) that fifth Trading Day will be deemed the Valuation Date for such Basket Component and (ii) the Calculation Agent will determine the Closing Level of such Basket Component subject to a Market Disruption Event based on its good faith estimate of the Closing Level on that fifth Trading Day. Notwithstanding a postponement of the Valuation Date with respect to a Basket Component that is subject to a Market Disruption Event, the originally scheduled Valuation Date will remain the Valuation Date for any Basket Component not subject to a Market Disruption Event. See “—Market Disruption Events.”

Discontinuance Of The S&P 500 Index; Alteration Of Method Of Calculation

If Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), discontinues publication of the S&P 500 Index and S&P or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued S&P 500 Index, then any subsequent Closing Level of the S&P 500 Index will be determined by reference to the level of such successor index or substitute index (in any such case, referred to herein as a “successor index”) at 4:00 p.m., New York City time, on the date that any such subsequent Closing Level is to be determined.

Upon any selection by the Calculation Agent of a successor index, we will promptly give notice to the Holders of the Securities of this series.

If S&P discontinues publication of the S&P 500 Index prior to, and such discontinuance is continuing on, the date that any Closing Level of the S&P 500 Index is to be determined and the Calculation Agent determines that no successor index is available at such time, then, on such date, the Calculation Agent will determine the Closing Level of the S&P 500 Index to be used in computing the amount payable at stated maturity. Such Closing Level will be computed by the Calculation Agent in accordance with the formula for and method of calculating the S&P 500 Index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising the S&P 500 Index on the primary organized exchange or trading system. As it relates to the S&P 500 Index, “closing price” means, with respect to any security on any date, the last reported sales price regular way on such date or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices regular way on such date, in either case on the primary organized exchange or trading system on which such security is then listed or admitted to trading.

If a successor index is selected or the Calculation Agent calculates a Closing Level as a substitute for the S&P 500 Index, such successor index or Closing Level will be used as a substitute for the S&P 500 Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

If at any time the method of calculating the S&P 500 Index or a successor index, or the Closing Level thereof, is changed in a material respect, or if the S&P 500 Index or a successor index is in any other way modified so that such index does not, in the opinion of the Calculation Agent, fairly represent the value of the S&P 500 Index or such successor index had such changes or modifications not been made, then the Calculation Agent will, at the close of business in New York City on the date that any Closing Level of the S&P 500 Index is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a stock index comparable to the S&P 500 Index or such successor index, as the case may be, as if such changes or modifications had not been made, and calculate the Closing Level and the amount payable at stated maturity with reference to the S&P 500 Index or such successor index, as adjusted. Accordingly, if the method of calculating the S&P 500 Index or a successor index is modified so that the level of such index is a fraction of what it would have been if it had not been modified (for example, due to a split in the index), then the Calculation Agent will adjust such index in order to arrive at a level of the S&P 500 Index or such successor index as if it had not been modified (for example, as if such split had not occurred).

Anti-dilution Adjustments Relating To An iShares Fund; Discontinuance Of An iShares Fund; Alternate Calculation

If the shares of an iShares Fund are subject to a stock split or reverse stock split, then once such split has become effective, the Adjustment Factor with respect to such shares will be adjusted to equal the product of the prior Adjustment Factor for such shares and the number of shares issued in such stock split or reverse stock split with respect to one such share.

If an iShares Fund is de-listed, liquidated or otherwise terminated (a “liquidation event”), and a successor or substitute exchange traded fund exists that the Calculation Agent determines, in its sole discretion, to be comparable to such iShares Fund, then any subsequent Closing Level will be determined by reference to the Closing Price of the shares of such successor or substitute exchange traded fund (such exchange traded fund being referred to herein as a “successor fund”).

Upon any selection by the Calculation Agent of a successor fund, the Calculation Agent will give notice to the Holders of the Securities of this series.

If an iShares Fund undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that the Closing Level of such iShares Fund is to be determined and the Calculation Agent determines that no successor fund is available at such time, then the Calculation Agent will, in its discretion, calculate the Closing Price for such iShares Fund on such date by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate such iShares Fund.

If a successor fund is selected or the Calculation Agent calculates the Closing Price as a substitute for an iShares Fund, such successor fund or Closing Price will be used as a substitute for such iShares Fund for all purposes, including for purposes of determining whether a Market Disruption Event exists.

If at any time the method of calculating an iShares Fund or a successor fund, or the Underlying Index, is changed in a material respect, or if an iShares Fund or a successor fund is in any other way modified so that such exchange traded fund does not, in the opinion of the Calculation Agent, fairly represent the price of the shares of an iShares Fund or such successor fund had such changes or modifications not been made, then the Calculation Agent will, at the close of business in New York City on the date that any Closing Level of such iShares Fund is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a price of an exchange traded fund comparable to such iShares Fund or such successor fund, as the case may be, as if such changes or modifications had not been made, and calculate the Closing Level of such iShares Fund or such successor fund, as adjusted.

Market Disruption Events

S&P 500 Index

A “Market Disruption Event” with respect to the S&P 500 Index will occur on any day if the Calculation Agent determines, in its sole discretion, any of the following:

• A material suspension or material limitation of trading in 20% or more of the underlying stocks which then comprise the S&P 500 Index or any successor index has occurred on that day, in each case, during the one-hour period preceding the Close of Trading on the primary organized U.S. exchange or trading system on which those stocks are traded or, if in the case of a common stock not listed or quoted in the United States, on the primary non-U.S. exchange, trading system or market for that security. Limitations on trading during significant market fluctuations imposed pursuant to New York Stock Exchange Rule 80B or any applicable rule or regulation enacted or promulgated by The New York Stock Exchange, any other exchange, trading system or market, any other self regulatory organization or the Securities and Exchange Commission of similar scope or as a replacement for Rule 80B, may be considered material. For purposes of this certificate, “trading system” includes bulletin board services.

• A material suspension or material limitation has occurred on that day, in each case during the one-hour period preceding the Close of Trading in options or futures contracts related to the S&P 500 Index or any successor index, whether by reason of movements in price exceeding levels permitted by the exchange, trading system or market on which those options or futures contracts are traded or otherwise.

• Any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, the securities that then comprise 20% or more of the S&P 500 Index or any successor index, at any time during the one-hour period preceding the Close of Trading on that day.

• Any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, the futures or options contracts relating to the S&P 500 Index or any successor index on the primary exchange or quotation system on which those futures or options contracts are traded, at any time during the one-hour period preceding the Close of Trading on that day.

• The closure of an exchange, trading system or market on which the securities that then comprise 20% or more of the S&P 500 Index or any successor index are traded or which futures or options contracts relating to the S&P 500 Index or any successor index are traded prior to its scheduled closing time unless the earlier closing time is announced by such exchange, trading system or market at least one hour prior to the earlier of (i) the actual closing time for the regular trading session of the exchange, trading system or market and (ii) the submission deadline for orders to be entered in the exchange, trading system or market for execution on such trading day.

For purposes of determining whether a Market Disruption Event has occurred:

• the relevant percentage contribution of a security to the level of the S&P 500 Index or any successor index will be based on a comparison of (x) the portion of the level of the S&P 500 Index attributable to that security and (y) the overall level of the S&P 500 Index, in each case immediately before the occurrence of the Market Disruption Event; and

• “Close of Trading” means 4 p.m., New York City time.

iShares Funds

A “Market Disruption Event” with respect to an iShares Fund will occur on any day if the Calculation Agent determines any of the following:

• A material suspension or material limitation of trading of the shares of such iShares Fund or any successor fund or of 20% or more of the underlying stocks which then comprise the related Underlying Index has occurred on that day, in each case, during the one-hour period preceding the Close of Trading on the Relevant Exchange(s).

• A material suspension or material limitation of trading has occurred on that day, in each case during the one-hour period preceding the Close of Trading in options or futures contracts related to the shares of such iShares Fund or any successor fund or the related Underlying Index on the primary exchange or quotation system on which those futures or options contracts are traded, whether by reason of movements in price exceeding levels permitted by an exchange, trading system or market on which those options or futures contracts are traded or otherwise.

• Any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, the shares of such iShares Fund or any successor fund or the securities that then comprise 20% or more of the related Underlying Index, at any time during the one-hour period preceding the Close of Trading on that day.

• Any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, the futures or options contracts relating to such iShares Fund or any successor fund or the related Underlying Index on the primary exchange or quotation system on which those futures or options contracts are traded, at any time during the one-hour period preceding the Close of Trading on that day.

• The closure of the Relevant Exchange on which the shares of such iShares Fund or any successor fund or the securities that then comprise 20% or more of the related Underlying Index are traded or on which futures or options contracts relating to such iShares Fund or any successor fund or the related Underlying Index are traded prior to its scheduled closing time unless the earlier closing time is announced by the Relevant Exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session of the Relevant Exchange and (ii) the submission deadline for orders to be entered in the Relevant Exchange for execution at the Close of Trading on that day.

For purposes of determining whether a Market Disruption Event has occurred:

• “Relevant Exchange” means the primary exchange or market of trading (which includes bulletin board services) for the shares of the iShares Fund or any successor fund or for any security then included in the related Underlying Index;

• the relevant percentage contribution of a security to the level of the related Underlying Index will be based on a comparison of (x) the portion of the level of such Underlying Index attributable to that security and (y) the overall level of such Underlying Index, in each case immediately before the occurrence of the Market Disruption Event;

• a decision to permanently discontinue trading in the relevant futures or options contracts or exchange traded funds will not constitute a Market Disruption Event;

• limitations on trading during significant market fluctuations imposed pursuant to New York Stock Exchange Rule 80B or any applicable rule or regulation enacted or promulgated by The New York Stock Exchange, any other exchange, trading system or market, any other self regulatory organization or the Securities and Exchange Commission of similar scope or as a replacement for Rule 80B, may be considered material; and

• “Close of Trading” means, in respect of any Relevant Exchange, the scheduled weekday closing time on a day on which the Relevant Exchange is scheduled to be open for trading for its respective regular trading session, without regard to after hours or any other trading outside the regular trading session hours.

Calculation Agent

The Calculation Agent will determine the Maturity Payment Amount. In addition, the Calculation Agent will (i) determine if adjustments are required to the Closing Level of a Basket Component under the circumstances described in this Security, (ii) if publication of the S&P 500 Index is discontinued, select a successor index or, if no successor index is available, determine the Closing Level of the S&P 500 Index under the circumstances described in this Security, (iii) if an iShares Fund undergoes a liquidation event, select a successor fund or, if no successor fund is available, determine the Closing Level of such iShares Fund under the circumstances described in this Security, and (iii) determine whether a Market Disruption Event has occurred.

The Company covenants that, so long as any of the Securities of this series are Outstanding, there shall at all times be a Calculation Agent (which shall be a broker-dealer, bank or other financial institution) with respect to the Securities of this series.

All determinations made by the Calculation Agent with respect to the Securities of this series will be at the sole discretion of the Calculation Agent and, in the absence of manifest error, will be conclusive for all purposes and binding on the Company and the Holders of the Securities of this series. All percentages and other amounts resulting from any calculation with respect to the Securities of this series will be rounded at the Calculation Agent’s discretion.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature or its duly authorized agent under the Indenture referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[The remainder of this page has been left intentionally blank]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED:

WELLS FARGO & COMPANY

By:

[SEAL]

Attest:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION
This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

CITIBANK, N.A., as Trustee

By:
Authorized Signature

OR

WELLS FARGO BANK, N.A., as Authenticating Agent for the Trustee

By:

Authorized Signature

[Reverse of Note]

WELLS FARGO & COMPANY

Notes Linked to a Global Equity Basket

due November 13, 2012

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an indenture dated as of July 21, 1999, as amended or supplemented from time to time (herein called the “Indenture”), between the Company and Citibank, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate Face Amount to $ ; provided, however, that the Company may, so long as no Event of Default has occurred and is continuing, without the consent of the Holders of the Securities of this series, issue additional Securities with the same terms as the Securities of this series, and such additional Securities shall be considered part of the same series under the Indenture as the Securities of this series.

The Securities of this series are not subject to redemption at the option of the Company or repayment at the option of the Holder hereof prior to November 13, 2012. The Securities will not be entitled to any sinking fund.

The Company agrees, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest against a Holder of Securities of this series.

If an Event of Default, as defined in the Indenture, with respect to Securities of this series shall occur and be continuing, the Maturity Payment Amount (calculated as set forth in the next sentence) of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. The amount payable to the Holder hereof upon any acceleration permitted under the Indenture will be equal to the Maturity Payment Amount hereof calculated as though the date of acceleration was the Valuation Date; provided, however, if such date is not a Trading Day or if a Market Disruption Event has occurred or is continuing on that day, the next Trading Day on which there is not a Market Disruption Event will be deemed to be the Valuation Date. Upon payment of the amount so declared due and payable, all of the Company’s obligations in respect of payment of the Maturity Payment Amount shall terminate. The Securities of this series will not bear a default rate of interest after the occurrence of an Event of Default or an acceleration under the Indenture.

The Company agrees, and by acceptance of a beneficial ownership interest in this Security each beneficial owner of this Security will be deemed to have agreed (in the absence of a statutory,

regulatory, administrative or judicial ruling to the contrary), for United States federal income tax purposes to characterize and treat this Security as a pre-paid derivative contract with respect to the Basket Components.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected, acting together. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of all series at the time Outstanding affected by certain provisions of the Indenture, acting together, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with those provisions of the Indenture. Certain past defaults under the Indenture and their consequences may be waived under the Indenture by the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series. Solely for the purpose of determining whether any consent, waiver, notice or other action or Act to be taken or given by the Holders of Securities pursuant to the Indenture has been given or taken by the Holders of Outstanding Securities in the requisite aggregate principal amount, the principal amount of this Security will be deemed to be equal to the amount set forth on the face hereof as the “Face Amount” hereof. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Section 403 and Article Fifteen of the Indenture and the provisions of clause (ii) of Section 401(1)(B) of the Indenture, relating to defeasance at any time of (a) the entire indebtedness on this Security and (b) certain restrictive covenants and certain Events of Default, upon compliance by the Company with certain conditions set forth therein, shall not apply to this Security. The remaining provisions of Section 401 of the Indenture shall apply to this Security.

Article Sixteen of the Indenture shall not apply to this Security.

Upon due presentment for registration of transfer of this Security at the office or agency of the Company in the City of Minneapolis, Minnesota, a new Security or Securities of this series in authorized denominations for an equal aggregate Face Amount will be issued to the transferee in exchange herefor, as provided in the Indenture and subject to the limitations provided therein and to the limitations described below, without charge except for any tax or other governmental charge imposed in connection therewith.

This Security is exchangeable for definitive Securities in registered form only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed within 90 days after the Company receives such notice or becomes aware of such ineligibility, (y) the Company in its sole discretion determines that this Security shall be exchangeable for definitive Securities in registered form and notifies the Trustee thereof or (z) an Event of Default with respect to the Securities represented hereby has occurred and is continuing. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities in registered form, having the same terms and of authorized denominations aggregating a like amount.

This Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Except as provided above, owners of beneficial interests in this Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

No reference herein to the Indenture and no provision of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Maturity Payment Amount at the times and place, and in the coin or currency, herein prescribed, except as otherwise provided in this Security.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the Maturity Payment Amount, or for any claim based on this Security, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined in this Security.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common

TEN ENT	—	as tenants by the entireties

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —		Custodian
	(Cust)		(Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

Please Insert Social Security or
Other Identifying Number of Assignee

(PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

the within Security of WELLS FARGO & COMPANY and does hereby irrevocably constitute and appoint                              attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.